EXHIBIT 99.1

Access Plans USA, Inc. Announces First Quarter 2007 Results

IRVING, Texas, May 15, 2007 (PRIME NEWSWIRE) -- Access Plans USA, Inc. (Nasdaq:AUSA) a nationwide distributor of health insurance and non-insurance healthcare programs that provide access to affordable healthcare for the growing number of uninsured and/or underinsured in the United States, reported its financial results for the quarter ended March 31, 2007.

For the first quarter, the company reported revenue of $8.2 million, an increase of $2.1 million, or 34%, compared to $6.1 million during the comparable quarter in 2006 and an increase of $3.3 million or 67% from the fourth quarter of 2006. First quarter revenue included $3.4 million attributable to the insurance marketing operations acquired in the merger with Insurance Capital Management, Inc. on January 30, 2007. The company's net loss for the first quarter of 2007 was $55,000, compared to a net loss of $39,000 for the comparable quarter in 2006. The first quarter 2007 net loss includes a non-cash stock compensation expense for the first quarter of $260,000, as a result of the company's adoption of the new accounting pronouncement on stock options, Statement of Financial Accounting Standard 123(R) "Share Based Payment".

Robert Bintliff, Chief Financial Officer, commented on the company's results: "For the most part, first quarter results were consistent with the fourth quarter of 2006. However, operating results were positively impacted by our new Insurance Marketing Division.

"Our Consumer Plan Division had a decrease in revenue of $1.1 million and a decrease in operating income to $145,000 for the quarter, due primarily to a decrease in the number of memberships in our medical discount card program," Bintliff said. "Our Insurance Marketing Division had revenue of $3.4 million for the two months of the quarter following our merger, resulting in operating income for this division of $242,000. Our Regional Healthcare Division revenue decreased $200,000 for the quarter, primarily due to a decline in the number of lives covered under the plans administered, resulting in operating income of $231,000 for the quarter."

Positive Cash Position and Cash from Operations.

The company ended the quarter with stockholders' equity of $24.1 million and total assets of $34.7 million, including $5.0 million in cash, cash equivalents and short-term investments and $20.8 million in goodwill and other intangibles. In the first quarter of 2007, the company generated cash from operating activities of $358,000.

New Products Developed in First Quarter; Product Launches Begun in Second Quarter

"As we have announced previously, the company concentrated a great deal of time and resources during the first quarter on executing the merger of Precis, Inc. and Insurance Capital Management and developing new products that fit the market niche and marketing opportunities for Access Plans USA," said Peter Nauert, Chief Executive Officer. "During the second quarter, we are launching these new products, some of them through multiple distribution channels.

"By early May, several of these launches have already begun, and we are receiving positive feedback from the field on our programs and our products," Nauert added. "While we anticipate sales from these new launches will begin to emerge toward the end of the second quarter, we expect to see greater impact during the second half of the year.

"During the first quarter, we continued to make progress in developing our three operating divisions," Nauert said.

 * Consumer Plan Division -- In the first quarter, the next series of medical discount programs was developed.  In early May, Care Entree brand programs were relaunched with product enhancements; new USA
   Healthcare Savings brand programs were launched; and enhancements to the marketing representative support programs were implemented.
 * Insurance Marketing Division -- In the first quarter, a new agent-direct SCP recruiting program was launched in the senior market, and development and testing was conducted on a number of tele-sales programs.  In early May, a new medical discount program for independent agent distribution was launched.
 * Regional Healthcare Division -- In the first quarter, the division completed a number of proposals for providing healthcare programs for public and private employer customers.

For more information on the company's operations and operating divisions, please visit our website at www.accessplansusa.com.

About Access Plans USA

Access Plans USA provides access to affordable healthcare to individuals and families. Our health insurance products and our non-insurance healthcare discount programs are designed as affordable solutions for the growing number of uninsured and underinsured seeking a way to address rising healthcare costs. We also offer third-party claims administration, provider network management, and utilization management services to employers and groups that choose to utilize partially self funded strategies to finance their benefit programs. We are committed to assuring that our clients have access to the healthcare that they need at prices they can afford. For more information on Access Plans USA, Inc. please visit www.accessplansusa.com.

The Access Plans USA, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3487

Disclaimer

Certain statements included in this news release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate", "believes", "expects", "may", "will", or "should", or other variations thereon, and by discussions of strategies that involve risks and uncertainties. Access Plans USA, Inc. actual results or industry results may be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include general economic and business conditions; the ability of Access Plans USA to implement its business strategies; competition; availability of key personnel; increasing operating costs; unsuccessful promotional efforts; changes in brand awareness; acceptance of new product offerings; retention of members, independent marketing representatives and agents; and changes in, or the failure to comply with, government regulations. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events, or otherwise.

                        Access Plans USA, Inc.
          Condensed Consolidated Statement of Operations and
                          Balance Sheet Data
           (Dollars in Thousands, Except Per Share Amounts)

                                             For the Quarter Ended
                                                   March 31,
                                           -------------------------
                                               2007         2006
                                           ----------     ----------
 Statement of Operations Data:
 Revenues                                   $   8,200      $   6,093
 Total operating expenses                       8,259          5,887
                                           ----------     ----------
 Operating (loss) earnings                        (59)           206
                                           ----------     ----------
 (Loss) earnings before income taxes              (26)           280
 Provision for income tax expense (benefit)        29             (4)
                                           ----------     ----------
 (Loss) earnings from continuing operations       (55)           284
 Loss for discontinued operations                  --           (323)
                                           ----------     ----------
 Net loss                                   $     (55)     $     (39)
                                           ==========     ==========
 (Loss) earnings per share:
 Basic
    Continuing operations                   $   (0.00)     $    0.02
    Discontinued operations                 $   (0.00)     $   (0.02)

 Diluted
    Continuing operations                   $   (0.00)     $    0.02
    Discontinued operations                 $   (0.00)     $   (0.02)

                                            March 31,     December 31,
                                              2007           2006
                                           ----------     ----------
 Balance Sheet Data:
 Cash and cash equivalents and
  short-term investments                    $   5,049      $   4,852
 Working capital                            $   2,331      $   3,996
 Total assets                               $  34,682      $  16,244
 Total liabilities                          $  10,545      $   2,852
 Stockholders' equity                       $  24,137      $  13,392

CONTACT:  Access Plans USA, Inc.
          Robert Bintliff, Chief Financial Officer
            972-915-3205
          Nancy Zalud, VP-Communications
            972-915-3218